UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jon Faiz Kayyem as Director

As previously disclosed, on April 5, 2011, the Board of Directors (the “Board”) of GenMark Diagnostics, Inc. (the “Company”) appointed Hany Massarany as a member of the Board, effective May 1, 2011. As a result of Mr. Massarany’s appointment to the Board, a majority of the Board is no longer comprised of independent directors as defined under Nasdaq listing requirements. In order to maintain the Company’s compliance with Nasdaq independence requirements, Jon Faiz Kayyem (“Dr. Kayyem”) has resigned as a member of the Board, effective May 13, 2011. The Company is conducting a search for an additional Board member who will satisfy Nasdaq independence requirements and currently intends to reappoint Dr. Kayyem to the Board following appointment of a new independent director. Dr. Kayyem will continue in his role as Chief Scientific Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: May 13, 2011	/s/ Paul Ross
Paul Ross
Chief Financial Officer
(principal financial and accounting officer)